Exhibit 10.2

Execution Version

COLLATERAL AGREEMENT,

dated as of

September 1, 2021,

among

AMERICAN PUBLIC EDUCATION, INC.,

AMERICAN PUBLIC UNIVERSITY SYSTEM, INC.,

NATIONAL EDUCATION SEMINARS, INC.,

RASMUSSEN COLLEGE, LLC,

111 West congress l.l.c.,

AMERICAN PUBLIC TRAINING LLC,

THE OTHER GRANTORS PARTY HERETO

and

MACQUARIE CAPITAL FUNDING LLC,
as Collateral Agent

Schedules

Schedule I	Pledged Equity Interests; Pledged Debt Securities
Schedule II	Intellectual Property
Schedule III	Commercial Tort Claims
Schedule IV	Grantor Information

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Copyright Security Agreement
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Trademark Security Agreement

COLLATERAL AGREEMENT, dated as of September 1, 2021 (this “Agreement”), among AMERICAN PUBLIC EDUCATION, INC., a Delaware corporation (the “Borrower”), AMERICAN PUBLIC UNIVERSITY SYSTEM, INC., a West Virginia corporation (“APUS”), NATIONAL EDUCATION SEMINARS, INC., an Ohio corporation (“NESI”), RASMUSSEN COLLEGE, LLC, a Delaware limited liability company (“Rasmussen”), 111 WEST CONGRESS, L.L.C., a West Virginia limited liability company (“111 West Congress”), AMERICAN PUBLIC TRAINING LLC, a Delaware limited liability company (“APT”), the other GRANTORS from time to time party hereto and MACQUARIE CAPITAL FUNDING LLC, as Collateral Agent (in such capacity and together with successors in such capacity, the “Collateral Agent”).

Reference is made to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the Issuing Banks party thereto from time to time and Macquarie Capital Funding LLC, as Administrative Agent and as Collateral Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each Grantor from time to time party hereto will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.         Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement or the Credit Agreement shall have the meaning specified in the New York UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)            The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02.         Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“111 West Congress” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account, Chattel Paper or General Intangible.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“APT” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“APUS” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any use right under any Copyright now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work arising under the copyright laws of the United States or any other jurisdiction, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States or any other jurisdiction, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office or any similar office under any other jurisdiction, including, in the case of any Grantor, the Copyrights set forth next to its name on Schedule II hereto, and (c) all causes of action arising prior to or after the date hereof for infringement of any of the foregoing.

“Copyright Security Agreement” means the Copyright Security Agreement substantially in the form of Exhibit II hereto.

“Credit Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.03.

“Guarantee Agreement” means the Guarantee Agreement, dated as of the date hereof, among the Borrower, APUS, NESI, Rasmussen, 111 West Congress, APT, the other Guarantors (as defined therein) party thereto and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

“Grantors” means (a) the Borrower, (b)  APUS, (c) NESI, (d) Rasmussen (e) 111 West Congress, (f) APT and (g) each Subsidiary that becomes a party to this Agreement as a Grantor on or after the Closing Date.

“Intellectual Property” means, with respect to any Person, all intellectual property rights of every kind and nature now owned or hereafter acquired by any such Person, including rights in inventions, Patents, Copyrights, Licenses, Trademarks, Software, Trade Secrets and domain names.

“License” means any Patent License, Trademark License or Copyright License.

“NESI” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent Security Agreement” means the Patent Security Agreement substantially in the form of Exhibit III hereto.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to manufacture, use or sell any invention claimed in a Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, and all rights of any such Person under any such agreement.

“Patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: all letters patent of the United States and other jurisdictions and all registrations thereof and all applications for letters patent of the United States and other jurisdictions, including registrations and pending applications in the United States Patent and Trademark Office or any similar office under any other jurisdiction, including those listed on Schedule II hereto, together with all causes of action arising prior to or after the date hereof for infringement of any of the foregoing.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means Pledged Equity Interests and Pledged Debt Securities.

“Qualified ECP Loan Party” means, in respect of any Secured Swap Obligation, each Grantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Secured Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rasmussen” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Secured Obligations” has the meaning assigned to such term in the Credit Agreement.

“Secured Parties” means (a) each Lender, (b) each Issuing Bank, (c) the Administrative Agent, (d) the Collateral Agent, (e) each Joint Bookrunner, (f) each Joint Lead Arranger, (g) each Person to whom any Secured Cash Management Obligations are owed, (h) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations, (i) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (j) the permitted successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Software” means computer programs, object code, source code and supporting documentation, including, without limitation, “software” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York and computer programs that may be construed as included in the definition of “goods” in the Uniform Commercial Code as in effect on the date hereof in the State of New York, including any licensed rights to Software, and all media that may contain Software or recorded data of any kind.

“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Collateral Agent, and in each case reasonably satisfactory to the Collateral Agent.

“Trade Secrets” means any trade secrets or other proprietary and confidential information, including unpatented inventions, invention disclosures, engineering or other technical data, financial data, procedures, know-how, designs, personal information, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), processes, compositions, schematics, ideas, algorithms, techniques, analyses, proposals, source code, object code and data collections.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark now or hereafter owned by any other Person or that any other Person otherwise has the right to license and all rights of any such Person under any such agreement.

“Trademark Security Agreement” means the Trademark Security Agreement substantially in the form of Exhibit IV hereto.

“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, logos and other source identifiers, in each case arising under the trademark laws of the United States or any other jurisdiction now existing or hereafter adopted or acquired, all registrations thereof, all registration and applications filed in connection therewith in the United States Patent and Trademark Office or any similar office under any other jurisdiction, the goodwill of the businesses symbolized by the foregoing, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule II hereto, and all causes of action arising prior to or after the date hereof for infringement of any of the foregoing or unfair competition regarding the same.

“UCC” means the New York UCC; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

ARTICLE II

Pledge of Securities

SECTION 2.01.         Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns and pledges to the Collateral Agent and its permitted successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent and its permitted successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest:

(a)            (i) the shares of capital stock and other Equity Interests owned by such Grantor in the Borrower, any Subsidiary or other Person, including those listed opposite the name of such Grantor on Schedule I hereto, (ii) any other Equity Interests obtained in the future by such Grantor in the Borrower, any Subsidiary or other Person and (iii) the certificates or other instruments representing all such capital stock and other Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank (collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include any Excluded Assets;

(b)            (i) the promissory notes and debt securities owned by such Grantor, including those listed opposite the name of such Grantor on Schedule I hereto, (ii) any promissory notes or other debt securities in the future issued to or otherwise acquired by such Grantor and (iii) the promissory notes and any other instruments evidencing all such promissory notes and debt securities, in the case of each of subclauses (i), (ii) and (iii) of this clause (b) (collectively, the “Pledged Debt Securities”); provided that, such Pledged Debt Securities shall not include any Excluded Assets;

(c)            all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01 and Section 2.02;

(d)            subject to Section 2.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, unless such instrument or property constitutes an Excluded Asset;

(e)            subject to Section 2.05, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (a), (b), (c) and (d) above; and

(f)            all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

Notwithstanding the foregoing, in no event shall the pledge hereunder attach to any Excluded Assets.

SECTION 2.02.         Delivery of the Pledged Collateral. (a) Each Grantor agrees to deliver or cause to be delivered to the Collateral Agent (i) on the date such Grantor becomes party to this Agreement (subject to Section 5.14 of the Credit Agreement), any certificates representing or evidencing Pledged Securities constituting certificated securities owned by such Grantor on such date, and (ii) by not later than the next date that a certificate is delivered or required to be delivered pursuant to Section 5.03(b) of the Credit Agreement (or such longer period agreed to by the Collateral Agent in its reasonable discretion)after the acquisition thereof, any certificates representing or evidencing Pledged Securities acquired by such Grantor after the date such Grantor becomes party to this Agreement.

(b)            Except as otherwise addressed in Section 3.03(b), by not later than the next date that a certificate is delivered or required to be delivered pursuant to Section 5.03(b) of the Credit Agreement (or such longer period agreed to by the Collateral Agent in its reasonable discretion) after the later of (x) receipt thereof by such Grantor or (y) the date such Grantor becomes party to this Agreement (whether on the date hereof or pursuant to Section 5.14)), each Grantor will use commercially reasonable efforts to cause any Indebtedness for borrowed money (including in respect of cash management arrangements) in a principal amount in excess of $5,000,000 that is owed to such Grantor by any Person and evidenced by a promissory note to be delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c)            Upon delivery to the Collateral Agent, (i) any certificate or promissory note representing Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly executed in blank and reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed in blank by the applicable Grantor and such other instruments and documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed attached to, and shall supplement, Schedule I hereto and be made a part hereof; provided that failure to provide any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03.         Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a)            as of the Closing Date, Schedule I hereto sets forth a true and complete list, with respect to each Grantor, of (i) all the Pledged Equity Interests owned by such Grantor in any Restricted Subsidiary or, in each case with a value in excess of $5,000,000, any other Person and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by such Pledged Equity Interests owned by such Grantor and (ii) all the Pledged Debt Securities in a principal amount in excess of $5,000,000 owned by such Grantor;

(b)            each of the Pledged Equity Interests owned by such Grantor in any Restricted Subsidiary or, in each case with a value in excess of $5,000,000, any other Person and the Pledged Debt Securities in a principal amount in excess of $5,000,000 owned by such Grantor have been duly and validly authorized and issued by the issuers thereof and (i) in the case of such Pledged Equity Interests, are fully paid and nonassessable (other than Pledged Equity Interests consisting of limited liability company interests or partnership interests which, pursuant to the relevant organizational or formation documents, cannot be fully paid and nonassessable) and (ii) in the case of such Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditor’s rights generally; provided that the foregoing representations, insofar as they relate to the Pledged Collateral issued by a Person other than the Borrower or any Restricted Subsidiary, are made to the knowledge of the Responsible Officers of the Grantors;

(c)            except for the security interests granted hereunder and under any other Loan Documents, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I hereto as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and Liens permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

(d)            except for restrictions and limitations imposed by or otherwise permitted by the Loan Documents (including any liens permitted pursuant to Section 6.02 of the Credit Agreement) or securities laws generally, the Pledged Equity Interests issued by any Wholly Owned Subsidiary that is a Restricted Subsidiary and the Pledged Debt Securities issued by the Borrower or any Wholly Owned Subsidiary that is a Restricted Subsidiary are and will continue to be freely transferable and assignable, and none of the Pledged Equity Interests issued by any Wholly Owned Subsidiary that is a Restricted Subsidiary and none of the Pledged Debt Securities issued by the Borrower or any Wholly Owned Subsidiary that is a Restricted Subsidiary are or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e)            each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)             by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities, free of any adverse claims, under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Secured Obligations; and

(g)            subject to the terms of this Agreement and to the extent permitted by applicable law, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default it will comply with the instructions of the Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity Interests hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.

SECTION 2.04.         Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and is continuing and the Collateral Agent shall have notified the Grantors in writing of its intent to exercise such rights (provided that no such notice shall be required upon the occurrence of an Event of Default under Section 7.01(h) or 7.01(i) of the Credit Agreement) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent or in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent), and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. Upon the occurrence and during the continuance of an Event of Default the Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.

SECTION 2.05.         Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and is continuing and the Collateral Agent shall have notified the Grantors in writing that their rights under this Section 2.05 are being suspended (provided that no such notice shall be required upon the occurrence of an Event of Default under Section 7.01(h) or 7.01(i) of the Credit Agreement):

(i)        each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents;

(ii)       the Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section; and

(iii)      each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or properties but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Collateral Agent), in each case, to the extent required pursuant to Section 2.02 or Section 2.06.

(b)            Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.05 (to the extent that such notice is otherwise required by paragraph (a) of this Section 2.05), all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided that to the extent directed by the Required Lenders, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Grantors to exercise such rights. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.05 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other properties or funds of such Grantor and shall be forthwith promptly delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and, to the extent so received, shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate of a Responsible Officer of the Borrower to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05 and that remain in such account.

(c)            Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.05 (provided that no such notice shall be required upon the occurrence of an Event of Default under Section 7.01(h) or 7.01(i) of the Credit Agreement), all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate of a Responsible Officer of the Borrower to that effect, all rights vested in the Collateral Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05.

(d)          Any notice required to be given by the Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 2.05(i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.05 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights; provided that the Collateral Agent shall only provide any such notice if an Event of Default has occurred and is continuing.

(e)            In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request, but in any event solely after an Event of Default has occurred and is continuing, and after having provided required notice to Borrower of its desire to exercise its rights hereunder (to the extent that such notice is otherwise required hereunder), and each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 5.15 in accordance with the terms thereof.

SECTION 2.06.           Article 8 Opt-In. No Grantor shall take any action to cause any membership interest, partnership interest, or other equity interest of any limited liability company or limited partnership owned or controlled by any Grantor comprising Collateral to be or become a “security” within the meaning of, or to be governed by Article 8 of the UCC as in effect under the laws of any state having jurisdiction and shall not cause or permit any such limited liability company or limited partnership to “opt in” or to take any other action seeking to establish any membership interest, partnership interest or other equity interest of such limited liability company or limited partnership comprising the Collateral as a “security” or to become certificated, in each case, without delivering all certificates evidencing such interest to the Collateral Agent in accordance with and as required by the provisions of Section 2.02 or, in the case of any uncertificated security, without taking such steps, to the extent requested by the Collateral Agent (following notice to the Collateral Agent of any such change), to provide the Collateral Agent with control (as defined in Article 8-106 of the UCC) in any such security.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01.           Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Collateral Agent and its permitted successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, regardless of where located (collectively, the “Article 9 Collateral”):

(i)            all Accounts;

(ii)            all Chattel Paper;

(iii)          all Money and Deposit Accounts;

(iv)          all Documents;

(v)           all Equipment;

(vi)          all General Intangibles, including all Intellectual Property;

(vii)         all Instruments;

(viii)        all Inventory;

(ix)           all other Goods and Fixtures;

(x)            all Investment Property;

(xi)           all Letter-of-Credit Rights;

(xii)        all Commercial Tort Claims with a value in excess of $10,000,000 and specifically described on Schedule III hereto, as such schedule may be supplemented from time to time pursuant to Section 3.04(d);

(xiii)         all other personal property;

(xiv)         all books and records pertaining to the Article 9 Collateral; and

(xv)         to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that in no event shall the Security Interest attach to any Excluded Asset; provided, however, that the Security Interest shall immediately attach to, and the Article 9 Collateral shall immediately include, any such asset (or portion thereof) upon such asset (or such portion) ceasing to be an Excluded Asset. Notwithstanding anything to the contrary herein, the Grantors make no representations or warranties hereunder, and the covenants hereunder shall not apply, in respect of any Excluded Asset.

(b)            Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant U.S. jurisdiction any financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Collateral Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the UCC for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office (or any successor office) or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks or Copyrights or exclusive Copyright Licenses to United States registered Copyrights granted by each Grantor and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c)            The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 3.02.          Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent, for the benefit of the Secured Parties, that:

(a)            Each Grantor has good title or valid leasehold interests in the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, (i) except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, and except in each case to the extent the failure to have such good title or valid leasehold interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)            Set forth on Schedule IV hereto is as of the Closing Date (i) the exact corporate or other legal name of each Grantor as it appears in its Organizational Documents, (ii) the jurisdiction of incorporation, formation or organization, as applicable, of such Grantor, (iii) the type of organization of such Grantor and (iv) the location of the chief executive office of such Grantor. The Uniform Commercial Code financing statements prepared by the Collateral Agent based upon the information specified in Schedule IV (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings required by Section 5.12 of the Credit Agreement), are all the filings that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing a Uniform Commercial Code financing statement under the UCC, and as of the date hereof no further or subsequent filing (other than filings, if any, which shall be made in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, to record the Security Interest in Article 9 Collateral consisting of registered or applied-for United States Patents, Trademarks and Copyrights and exclusive Copyright Licenses to United States registered Copyrights) is necessary to establish such perfected security interest, except as provided under applicable law with respect to the filing of continuation statements (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof). The Grantors represent and warrant as of the Closing Date that a fully executed Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement, in each case containing a list of the Article 9 Collateral consisting of United States registered Patents, United States registered Trademarks, United States registered Copyrights and exclusive Copyright Licenses to United States registered Copyrights (and applications for any of the foregoing), as applicable, in each case that are material to the business of any Grantor, and executed by each Grantor owning any such Article 9 Collateral as of the Closing Date, have been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of registered and applied for United States Patents, Trademarks and Copyrights and exclusive Copyright Licenses to United States registered Copyrights in which a security interest may be filed, recorded or registered in the United States. No further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary with respect to any such registered United States Intellectual Property (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered and applied for Patents, Trademarks and Copyrights and exclusive Copyright Licenses to United States registered Copyrights acquired or developed by a Grantor after the date hereof).

(c)            The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in paragraph (b) of this Section 3.02, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the applicable jurisdiction in the United States pursuant to the Uniform Commercial Code and (iii) subject to the filings described in paragraph (b) of this Section 3.02, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of a Patent Security Agreement, a Trademark Security Agreement and a Copyright Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement.

(d)            As of the Closing Date, Schedule II hereto sets forth a true and complete list, with respect to each Grantor and to the extent material to the business of such Grantor, of (i) all of such Grantor’s Patents and Trademarks applied for or issued or registered with the United States Patent and Trademark Office, including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each such Patent or Trademark and (ii) all of such Grantor’s Copyrights applied for or registered with the United States Copyright Office and exclusive Copyright Licenses to United States registered Copyrights, including the name of the registered owner and the registration number of each such Copyright, in each case, that such Grantor owns or uses in connection with its business as of the date hereof.

(e)            The Article 9 Collateral is free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. None of the Grantors has filed or consented to (i) the filing of any financing statement or analogous document, in each case with respect to a Lien, under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

SECTION 3.03.           Covenants. (a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral (other than Intellectual Property, which is governed by Section 3.05) against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement, subject to the rights of such Grantor under Section 9.14 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.

(b)           Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any reasonable and documented or invoiced out-of-pocket fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing and recording of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note (which may be a global note) or other instrument (other than any promissory note or other instrument that does not exceed a principal amount of $5,000,000), such note or instrument shall, by not later than the next date that a certificate is delivered or required to be delivered pursuant to Section 5.03(b) of the Credit Agreement (or such longer period agreed to by the Collateral Agent in its reasonable discretion), be pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, together with an undated instrument of transfer duly executed in blank and in a manner reasonably satisfactory to the Collateral Agent.

(c)            At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent, within thirty (30) days after demand, for any reasonable payment made or any reasonable and documented or invoiced out-of-pocket expense incurred by the Collateral Agent pursuant to the foregoing authorization in accordance with Section 5.03(a); provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(d)            The exercise of the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under each contract, agreement or instrument relating to the Article 9 Collateral, unless the Collateral Agent has expressly in writing assumed such duties and obligations, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance in accordance with Section 5.03(b) hereof.

(e)            Notwithstanding anything herein to the contrary, it is understood that no Grantor shall be required by this Agreement to better perfect the security interest created hereunder by any means other than (i) filings of financing statements pursuant to the Uniform Commercial Code, (ii) filings with the United States Patent and Trademark Office (or any successor office) or United States Copyright Office (or any successor office) in respect of registered or applied for Intellectual Property, (iii) in the case of Collateral that constitutes Instruments, Tangible Chattel Paper, Pledged Securities or Negotiable Documents (other than those Negotiable Documents held in the ordinary course of business) having a value in excess of the amounts specified in Section 3.04, as applicable, delivery thereof to the Collateral Agent in accordance with the terms hereof (together with, where applicable, undated stock or note powers or other undated proper instruments of assignment) and (iv) other actions to the extent required by Section 2.06 or 3.04 hereunder. No Grantor shall be required to complete any filings or other action with respect to the better assurance, preservation, protection or perfection of the security interests created hereby in any jurisdiction outside of the United States.

(f)            In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required under Section 5.07 of the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its reasonable discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable and documented out-of-pocket attorneys’ fees (limited to one outside counsel in each relevant jurisdiction (and, in the case of an actual or potential conflict of interest, where the Collateral Agent or any Lender affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional counsel in each relevant jurisdiction)), court costs, expenses and other charges relating thereto, shall be payable, within thirty (30) days of demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

SECTION 3.04.           Other Actions. (a) In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(b)           Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral (other than Instruments that do not exceed a face amount of $5,000,000 and other than checks to be deposited in the ordinary course of business), such Grantor shall endorse, assign and deliver the same to the Collateral Agent by not later than the next date that a certificate is delivered or required to be delivered pursuant to Section 5.03(b) of the Credit Agreement (or such longer period agreed to by the Collateral Agent in its reasonable discretion), accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(c)            Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities (other than certificated securities that do not exceed $5,000,000 in value), such Grantor shall endorse, assign and deliver the same to the Collateral Agent by not later than the next date that a certificate is delivered or required to be delivered pursuant to Section 5.03(b) of the Credit Agreement (or such longer period agreed to by the Collateral Agent in its reasonable discretion), accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(d)            Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a Letter of Credit with an aggregate face amount that is in excess of $5,000,000 issued in favor of any such Grantor that is not a Supporting Obligation with respect to any of the Collateral, such Grantor shall, by not later than the next date that a certificate is delivered or required to be delivered pursuant to Section 5.03(b) of the Credit Agreement (or such longer period agreed to by the Collateral Agent in its reasonable discretion), notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, each applicable Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) use commercially reasonable efforts to arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such Letter of Credit or (ii) use commercially reasonable efforts to arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under such Letter of Credit are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing.

(e)            Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim (in respect of which a complaint or counterclaim has been filed by or on behalf of such Grantor) seeking damages in an amount reasonably estimated to exceed $10,000,000, the applicable Grantor(s) shall, by not later than the next date that a certificate is delivered or required to be delivered pursuant to Section 5.03(b) of the Credit Agreement (or such longer period agreed to by the Collateral Agent in its reasonable discretion), notify the Collateral Agent thereof in a writing signed by such Grantor(s), including a summary description of such claim, and Schedule III hereto shall be deemed to be supplemented to include such description of such Commercial Tort Claim as set forth in such writing.

SECTION 3.05.           Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Except to the extent a failure to act could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, with respect to registration or pending application of each item of its Intellectual Property for which such Grantor has standing and ability to do so, each Grantor agrees to take commercially reasonable efforts to (i) take all steps to maintain the validity and enforceability of any United States registered Intellectual Property (or applications therefor) and to maintain such registrations and applications of Intellectual Property in full force and effect and (ii) pursue the registration and maintenance of each Patent, Trademark or Copyright registration or application that is material to the conduct of such Grantor’s business. Each Grantor shall take all commercially reasonable steps to defend title to and ownership of its Intellectual Property that is material to the conduct of such Grantor’s business. Notwithstanding the foregoing, nothing in this Section 3.05 shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, abandoning, failing to pursue or enforce or otherwise allowing to lapse, terminate, be invalidated or put into the public domain any of its registered or applied for Intellectual Property that is no longer used or useful, or economically practicable to maintain, or if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

(b)            Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Closing Date, (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such Intellectual Property shall automatically become Intellectual Property subject to the terms and conditions of this Agreement, except, with respect to each of (i) and (ii) above, if such Intellectual Property is obtained under a license from a third party under which a security interest would not be permitted. For the avoidance of doubt, a security interest shall not be granted in any Intellectual Property that constitutes an Excluded Asset.

(c)            Each Grantor, either itself or through any agent, employee, licensee or designee, shall (i) whenever a certificate is delivered or required to be delivered pursuant to Section 5.03(b) of the Credit Agreement, deliver to the Collateral Agent a schedule setting forth all of such Grantor’s registered and applied for Patents, Trademarks, Copyrights and exclusive Copyright Licenses to United States registered Copyrights that are not listed on Schedule II hereto or on a schedule previously provided to the Collateral Agent pursuant to this Section 3.05(c), and (ii) within a reasonable time following the request of the Collateral Agent, execute and deliver a Patent Security Agreement, Trademark Security Agreement or Copyright Security Agreement, as applicable, in respect of such Patents, Trademarks, Copyrights and Copyright Licenses, and any and all other agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence and perfect the Security Interest in such registered or applied for Patents, Trademarks or Copyrights or Copyright Licenses.

SECTION 3.06.           Secured Swap Obligation. Notwithstanding any provision hereof or in any other Loan Document to the contrary, in the event that any Grantor is not an “eligible contract participant” as such term is defined in Section 1(a)(18) of the Commodity Exchange Act, as amended, at the time (i) any transaction that constitutes a Secured Swap Obligation is entered into or (ii) such Grantor becomes a Grantor hereunder, the Secured Obligations of such Grantor shall not include (x) in the case of clause (i) above, such transaction and (y) in the case of clause (ii) above, any transactions outstanding under any Secured Swap Obligations as of the date such grantor becomes a Grantor hereunder. This Section 3.06 shall be subject to the provisions of Section 5.16.

ARTICLE IV

Remedies

SECTION 4.01.           Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, in addition to the other rights and remedies available to it hereunder and under the other Loan Documents, shall have the right to exercise any and all rights afforded to a secured creditor with respect to the Secured Obligations under applicable law or in equity, and each Grantor agrees to deliver, on demand, each item of Collateral to the Collateral Agent or any Person designated by the Collateral Agent, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, for the benefit of the Secured Parties, or to license or sublicense, whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then existing licensing arrangements to the extent that waivers cannot be obtained) in connection with exercise of its remedies hereunder, and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and the Pledged Collateral and occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors no less than 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercial reasonableness standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02.          Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Collateral Agent and the Administrative Agent in connection with such collection, foreclosure, realization or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all reasonable and documented or invoiced out-of-pocket court costs and the fees and expenses of its agents and legal counsel (limited to one primary counsel and one outside counsel in each relevant jurisdiction (and, in the case of an actual or potential conflict of interest, where the Collateral Agent or any Lender affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional primary counsel and one additional counsel in each relevant jurisdiction)) the repayment of all advances made by the Collateral Agent and the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. The Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations.

SECTION 4.03.        Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws to the extent the Collateral Agent has determined that such a registration is not required by any Requirements of Law and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent and the other Secured Parties shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 4.04.        Grant of License to Use Intellectual Property. Upon the occurrence and during the continuance of an Event of Default, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement, each Grantor hereby grants to the Collateral Agent, subject to the immediately succeeding sentence, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use or sublicense (to its contractors, agents or representatives, or otherwise exercising its remedies hereunder) any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Grantor and a third party governing such Collateral consisting of Intellectual Property, or gives such third party any right of acceleration, modification, termination or cancellation therein and (b) is not prohibited by any Requirements of Law; provided that such license and sublicenses with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Collateral Agent may be exercised solely during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance with the provisions of this Agreement shall be binding upon the Grantors, notwithstanding any subsequent cure of an Event of Default.

ARTICLE V

Miscellaneous

SECTION 5.01.        Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 5.02.       Waivers; Amendment. (a) No failure or delay by the Collateral Agent, the Administrative Agent, any Issuing Bank, any Lender or any other Secured Party in exercising any right, remedy, privilege or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right, remedy, privilege or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights, powers, privileges or remedies of the Collateral Agent, the Administrative Agent, the Issuing Banks, the Lenders and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers, privileges or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Collateral Agent, the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Collateral Agent may, without the consent of any other Secured Party, consent to a departure by any Grantor from any covenant of such Grantor set forth herein to the extent such departure is consistent with the authority of the Collateral Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

SECTION 5.03.        Collateral Agent’s Fees and Expenses; Indemnification. (a) Each Grantor, jointly with the other Grantors and severally, agrees to reimburse the Collateral Agent for its reasonable and documented or invoiced out-of-pocket fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Grantor” and each reference therein to the “Administrative Agent” shall be deemed to be a reference to the “Collateral Agent.”

(b)            Each Grantor, jointly with the other Grantors and severally, agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of any Indemnitee as provided in Section 9.03(b) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Grantor” and each reference therein to the “Administrative Agent” shall be deemed to be a reference to the “Collateral Agent.”

(c)            To the fullest extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee (i) for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such actual or direct damages are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of the Loan Documents by such Indemnitee or its Related Parties or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d)           The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than thirty (30) days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final and non-appealable judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 5.03. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

SECTION 5.04.        Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05.        Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, in each case, in accordance with and subject to the limitations set forth in Section 9.05 of the Credit Agreement.

SECTION 5.06.        Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 5.07.        Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 5.08.        Right of Set-off. If an Event of Default under Section 7.01(a), (b), (h) or (i) of the Credit Agreement shall have occurred and be continuing, each Lender, each Issuing Bank and each other Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or such other Secured Party to or for the credit or the account of any Grantor (excluding, for the avoidance of doubt, any Settlement Assets except to effect Settlement Payments such Lender is obligated to make to a third party in respect of such Settlement Assets or as otherwise agreed in writing between the Borrower and such Lender) against any of and all the obligations of such Grantor then due and owing under this Agreement held by such Lender, such Issuing Bank or such other Secured Party, irrespective of whether or not such Lender, such Issuing Bank or such other Secured Party shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender, such Issuing Bank or such other Secured Party different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. 1 The applicable Lender, Issuing Bank and other Secured Party shall notify the applicable Grantor and the Collateral Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 5.08. The rights of each Lender, each Issuing Bank and each other Secured Party and their respective Affiliates under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or such other Secured Party and their respective Affiliates may have. Notwithstanding the foregoing, no amount set off from any Grantor (other than the Borrower) shall be applied to any Excluded Swap Obligation of such Grantor (other than the Borrower).

SECTION 5.09.       Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent. (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)            Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement, however, shall affect any right that the Collateral Agent, the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its respective properties in the courts of any jurisdiction.

1 NTD: This proviso should be added to the corresponding provision in the guarantee.

(c)            Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)            Each Grantor hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding and the Borrower hereby accepts such designation and appointment.

SECTION 5.10.       WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11.        Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 5.12.        Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 5.13.        Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate automatically when the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees, expenses and other amounts (other than (i) contingent amounts not yet due or for which no claim has been made and (ii) Secured Cash Management Obligations and Secured Swap Obligations) payable under any Loan Document shall have been paid in full and all Letters of Credit shall have expired or been terminated (unless such Letters of Credit have been cash collateralized or backstopped in accordance with the terms hereof or otherwise in amounts, by institutions and otherwise pursuant to arrangements, in each case reasonably satisfactory to the applicable Issuing Bank or deemed issued under another agreement reasonably acceptable to the applicable Issuing Bank) and all LC Disbursements shall have been fully reimbursed.

(b)           The Security Interest and all other security interests granted hereby shall also automatically terminate and be released at the time or times and in the manner set forth in Section 9.14 of the Credit Agreement.

(c)            In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 5.13, the Collateral Agent shall (i) execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release and (ii) return any Collateral, which is the subject of such release and in the possession of the Collateral Agent, in each case, so long as the applicable Grantor shall have provided the Collateral Agent such certifications or documents as the Collateral Agent shall reasonably request in order to demonstrate compliance with this Section 5.13. Any execution and delivery of documents by the Collateral Agent pursuant to this Section 5.13 shall be without recourse to or warranty by the Collateral Agent.

SECTION 5.14.       Additional Subsidiaries. The Grantors shall cause (i) each Wholly Owned Domestic Restricted Subsidiary of the Borrower (other than any Excluded Subsidiary) which, from time to time, on or after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to Section 5.11 of the Credit Agreement and (ii) consistent with the Credit Agreement, any Domestic Subsidiary that is not a Wholly Owned Subsidiary, which the Borrower, at its option, elects to become a Grantor, to execute and deliver to the Collateral Agent a Supplement within the time period provided in Section 5.11 of the Credit Agreement. Upon execution and delivery of such document to the Collateral Agent, any such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.15.       Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and written notice by the Collateral Agent to the Borrower of its intent to exercise such rights (provided that no such notice shall be required upon the occurrence of an Event of Default under Section 7.01(h) or 7.01(i) of the Credit Agreement), with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, indorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of accounts receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes, and (i) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, indorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct or that of any of their controlled Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact, in each case, as determined by a final and non-appealable judgment of a court of competent jurisdiction.

SECTION 5.16.        Keepwell. Each Qualified ECP Loan Party, jointly and severally, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Grantor to honor all of such Grantor’s obligations under this Agreement and the other Loan Documents in respect of Secured Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 5.16 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 5.16, or otherwise under this Agreement or the other Loan Documents, voidable under applicable law, including fraudulent conveyance or fraudulent transfer laws, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 5.16 shall remain in full force and effect until all (i) of the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement. Each Qualified ECP Loan Party intends that this Section 5.16 constitute, and this Section 5.16 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

AMERICAN PUBLIC EDUCATION, INC.,
as a Grantor

By:	/s/ Richard W. Sunderland Jr.
Name:	Richard W. Sunderland Jr.
Title:	Chief Financial Officer

AMERICAN PUBLIC UNIVERSITY SYSTEM, INC.,
as a Grantor

By:	/s/ Richard W. Sunderland Jr.
Name:	Richard W. Sunderland Jr.
Title:	Chief Financial Officer

NATIONAL EDUCATION SEMINARS, INC.,
as a Grantor

By:	/s/ Richard W. Sunderland Jr.
Name:	Richard W. Sunderland Jr.
Title:	Treasurer

RASMUSSEN COLLEGE, LLC,
as a Grantor

By:	/s/ Richard W. Sunderland Jr.
Name:	Richard W. Sunderland Jr.
Title:	Treasurer

[Signature Page to Collateral Agreement]

111 WEST CONGRESS, L.L.C.,
as a Grantor

By:	/s/ Richard W. Sunderland Jr.
Name:	Richard W. Sunderland Jr.
Title:	Chief Financial Officer

AMERICAN PUBLIC TRAINING LLC,
as a Grantor

By:	/s/ Richard W. Sunderland Jr.
Name:	Richard W. Sunderland Jr.
Title:	Treasurer and Chief Financial Officer

[Signature Page to Collateral Agreement]

MACQUARIE CAPITAL FUNDING LLC, as Collateral Agent

By:	/s/ Jeff Abt
Name:	Jeff Abt
Title:	Authorized Signatory

By:	/s/ Michael Barrish
Name:	Michael Barrish
Title:	Authorized Signatory

[Signature Page to Collateral Agreement]